Exhibit 99.1

Entegris Reports Sales of $148 million and EPS of $0.04

for Second Quarter of Fiscal 2008

The Company to Restate First-Quarter Gross Margin and EPS Upward

CHASKA (Minneapolis), Minn., July 29, 2008 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the fiscal second quarter ended June 28, 2008. Second-quarter sales were $147.9 million, versus $153.5 million for the same period a year ago and $148.2 million for the first quarter of fiscal 2008.

Second-quarter net income was $4.9 million, or $0.04 per diluted share, which included amortization expense of $4.6 million, or $0.04 per diluted share. These results compared to net income of $14.8 million, or $0.11 per diluted share, for the second quarter a year ago and to restated net income of $2.9 million, or $0.02 per diluted share reported for the first quarter of 2008.

Sales for the six months ended June 28, 2008 were $296.2 million. First-half net income was $7.8 million, or $0.07 per diluted share, on a restated basis. Amortization expense for the first half of 2008 was $9.6 million, or $0.08 per diluted share.

Gideon Argov, president and chief executive officer, said: “Despite a challenging industry environment, we held second-quarter sales even with the first quarter while achieving improvements in our operating results and generating $31 million of cash from operations. Second-quarter sales to semiconductor-related customers reflected higher sales to chip makers which offset lower OEM spending on capital-driven products such as photochemical pumps and fluid handling components.”

Argov continued: “Looking forward, we remain focused on reducing our costs, achieving traction with our new products, and furthering our materials science strategy to build a diversified materials-based business as demonstrated by our recent agreement to acquire Poco Graphite.”

Outlook

For its fiscal third quarter ending September 27, 2008, the Company currently expects sales to be $140 million to $146 million. Net income per diluted share is expected to range from $0.03 to $0.05. The Company expects third-quarter amortization expense to be $4.3 million, or $0.04 per diluted share.

First Quarter Restatement

Entegris announced that it will file a Form 10-Q/A with the Securities and Exchange Commission to restate its financial results for the first quarter of fiscal year 2008, which ended March 29, 2008. The restatement, which does not affect revenue or cash flows, is expected to result in an upward correction to gross margin of approximately $2.5 million and an upward correction to net income of $1.7 million. The Company expects to file its restated financial statements concurrent with its filing of the Form 10-Q for the second quarter of fiscal 2008 on or about August 7, 2008.

Second-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the second quarter on Tuesday, July 29, 2008, at 10:00 a.m. Eastern Time. Participants should dial 1-888-219-1420 (for domestic callers) or 1-913-312-1420 (for callers outside the U.S.). A replay of the call can be accessed at 1-719-457-0820 using passcode 8327674. A webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, India, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Manufacturing Risks,” “International Risks,” and “Risks Related to Securities Markets and Ownership of Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2007, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended			Six months ended
	June 28, 2008	March 29, 2008 Restated	June 30, 2007	June 28, 2008	June 30, 2007
Net sales	$147,947	$148,227	$153,508	$296,174	$313,079
Cost of sales	88,060	84,239	88,014	172,299	179,078

Gross profit	59,887	63,988	65,494	123,875	134,001
Selling, general and administrative expenses	37,105	43,322	39,830	80,427	81,274
Engineering, research and development expenses	10,362	10,501	9,679	20,863	20,213
Amortization of intangible assets	4,552	5,087	4,487	9,639	8,986

Operating income	7,868	5,078	11,498	12,946	23,528
Interest expense (income), net	81	(13)	(2,559)	68	(5,376)
Other expense (income), net	249	627	(6,074)	876	(6,050)

Income before income taxes	7,538	4,464	20,131	12,002	34,954
Income tax expense	2,021	1,394	4,461	3,415	8,814
Equity in net earnings of affiliates	(8)	(138)	(80)	(146)	(104)

Income from continuing operations	5,525	3,208	15,750	8,733	26,244
Loss from discontinued operations, net of taxes	(592)	(343)	(973)	(935)	(1,084)

Net income	$4,933	$2,865	$14,777	$7,798	$25,160

Basic income (loss) per common share:
Continuing operations:	$0.05	$0.03	$0.12	$0.08	$0.20
Discontinued operations	$(0.01)	$0.00	$(0.01)	$(0.01)	$(0.01)

Net income per common share	$0.04	$0.03	$0.11	$0.07	$0.19
Diluted income (loss) per common share:
Continuing operations:	$0.05	$0.03	$0.12	$0.08	$0.20
Discontinued operations	$(0.01)	$0.00	$(0.01)	$(0.01)	$(0.01)

Net income per common share	$0.04	$0.02	$0.11	$0.07	$0.19

Weighted average shares outstanding:
Basic	112,870	114,159	129,225	113,515	130,709
Diluted	113,581	114,956	132,293	114,268	133,763

Entegris, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 28, 2008	December 31, 2007
ASSETS
Cash, cash equivalents and short-term investments	$132,408	$160,655
Accounts receivable	107,592	112,053
Inventories	70,886	73,120
Deferred tax assets and deferred tax charges	23,389	23,238
Other current assets and assets held for sale	14,153	13,555

Total current assets	348,428	382,621

Property, plant and equipment, net	119,072	121,157

Intangible assets	473,614	478,495
Deferred tax asset – non-current	35,849	35,323
Other assets	28,432	17,645

Total assets	$1,005,395	$1,035,241

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	$11,491	$9,310
Short-term borrowings	4,691	17,802
Accounts payable	28,060	24,260
Accrued liabilities	55,067	61,884
Income tax payable	1,623	12,493

Total current liabilities	100,932	125,749

Long-term debt, less current maturities	14,737	20,373
Other liabilities	36,158	36,810
Shareholders’ equity	853,568	852,309

Total liabilities and shareholders’ equity	$1,005,395	$1,035,241

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended
	June 28, 2008	June 30, 2007
Operating activities:
Net income	$4,933	$14,777
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Loss from discontinued operations	592	973
Depreciation	6,084	6,375
Amortization	4,552	4,487
Share-based compensation expense	2,323	2,701
Gain on sale of equity investments	—	(6,068)
Other	443	(1,037)
Changes in operating assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable and notes receivable	5,511	11,219
Inventories	5,046	6,802
Accounts payable and accrued liabilities	1,648	5,185
Income taxes payable	817	3,349
Other	(1,155)	28

Net cash provided by operating activities	30,794	48,791

Investing activities:
Acquisition of property and equipment	(5,226)	(7,202)
Purchase of equity investments	(2,982)	(4,440)
Proceeds from sale of equity investments	—	6,568
Proceeds from sale or maturities of short-term investments, net of purchases	—	171,587
Other	829	940

Net cash (used in) provided by investing activities	(7,379)	167,453

Financing activities:
Principal payments on short-term borrowings and long-term debt	(14,523)	(95)
Proceeds from short-term borrowings	—	25,000
Issuance of common stock	466	15,898
Repurchase and retirement of common stock	(12,308)	(251,404)
Other	(13)	1,117

Net cash used in financing activities	(26,378)	(209,484)

Discontinued operations:
Net cash provided by (used in) discontinued operations	651	(289)

Effect of exchange rate changes on cash and cash equivalents	(4,173)	(2,294)

(Decrease) increase in cash and cash equivalents	(6,485)	4,177
Cash and cash equivalents at beginning of period	138,893	132,358

Cash and cash equivalents at end of period	$132,408	$136,535

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